Exhibit 23-1

INDEPENDENT AUDITOR'S CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 12, 2008, relating to the consolidated financial statements of The Procter & Gamble Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of (1) FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” and (2) SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132 (R)”), and the effectiveness of The Procter & Gamble Company and subsidiaries’ internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K/A of The Procter & Gamble Company and subsidiaries for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November  4, 2008